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                                                                    EXHIBIT 99.1

                         [APACHE CORPORATION LETTERHEAD]





CONTACT:

(MEDIA):          TONY LENTINI              (713) 296-6227
                  BILL MINTZ                (713) 296-7276

(INVESTOR):       ROBERT DYE                (713) 296-6662

(WEB SITE):       www.apachecorp.com

                                                          FOR IMMEDIATE RELEASE

                      APACHE TO CHANGE INDEPENDENT AUDITORS

         Houston, March 22, 2002--Apache Corporation (NYSE: APA) today reported that it has filed its 2001 10-K with the Securities and Exchange Commission and that a search for a new independent auditing firm for 2002, replacing Arthur Andersen, is in process.
\
         Apache Chairman and CEO Raymond Plank said, "Our decision to engage another independent accounting firm is in no way a judgment on Arthur Andersen's current entanglement with the Enron debacle. That is for others to decide. Our experience, based on 47 years of working with Andersen, is that their people have always conducted themselves professionally and with integrity. The devastating impact that this misfortune has had on so many careers and families is regrettable.

         "We've made this decision because we believe it is in the best interests of our shareholders to move forward now that our 2001 10-K has been filed.

         "No matter which outside auditor we employ, Apache and its officers, as always, take full responsibility for our numbers and the other information we report," Plank said.

         Apache Corporation is a large oil and gas independent with operations in the United States, Canada, Australia, Egypt, China, Poland and Argentina.


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